UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2016

Ryder System, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2016, the Board of Directors of Ryder System, Inc. amended the Company’s Bylaws to implement new “proxy access” provisions that would apply to annual meetings of shareholders after the 2016 annual meeting. As amended, the Bylaws permit eligible shareholders, including qualifying groups of up to 25 shareholders, who have continuously owned at least 3% of the Company’s outstanding common stock for at least three years to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, and have such nominees included in the Company’s proxy materials, provided that any nominating shareholder and director nominee satisfy the requirements specified in the Bylaws.
In evaluating proxy access rights, the Company carefully considered shareholder feedback, market trends and perspectives, a range of potential protections and procedural terms, the composition of Ryder’s shareholders and Ryder’s existing governance practices. Ryder is over 95% institutionally held, and, as part of our annual engagement with shareholders in the Summer and Fall of 2015 on our governance and compensation practices, the Company sought input from such shareholders holding over 50% of Ryder’s outstanding shares, including specific input on proxy access, as well as reviewed the publicly available governance policies of our shareholders to thoroughly understand shareholder views of proxy access. The Company received substantive feedback from shareholders holding nearly 20% of shares and used the feedback received from our shareholder meetings and what we learned from our review of shareholder governance policies to implement terms that we believe provide the most meaningful proxy access rights for shareholders, while furthering and protecting the long-term interests of the Company and our shareholders.
By way of illustration, the proxy access provisions (1) permit up to 25 eligible shareholders to aggregate their shares to meet the 3% ownership threshold, (2) treat fund families and their constituent funds as one shareholder for purposes of the aggregation limit, (3) enable recallable, loaned shares to count toward the 3% ownership threshold, (4) do not impose holding requirements on nominating shareholders beyond the relevant annual meeting, (5) do not impose re-nomination restrictions on proxy access nominees tied to such nominees having received a minimum level of vote support in prior years and (6) do not prohibit third-party compensation arrangements (but require full disclosure of any such arrangements).
Proxy access nominations will be due not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company issued its definitive proxy statement for the preceding year’s annual meeting.
Additionally, the Company received a shareholder proposal on October 18, 2015 from a retail shareholder that did not restrict proxy access to 25 participants.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the amended Bylaws filed as Exhibit 3.2 to this Report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.2	Bylaws of Ryder System, Inc., as amended through February 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYDER SYSTEM, INC.

By:	/s/ Robert D. Fatovic Name: Robert D. Fatovic Title: Executive Vice President, Chief Legal Officer & Corporate Secretary
Date: February 23, 2016